Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER NET INCOME

OF $269.2 MILLION, EARNINGS PER COMMON SHARE OF $1.10

INCREASED QUARTERLY CASH DIVIDEND 9% TO $0.36 PER COMMON SHARE

RETURNED $182.0 MILLION IN CAPITAL TO COMMON STOCKHOLDERS

(Chicago, July 22, 2015) Northern Trust Corporation today reported second quarter net income per diluted common share of $1.10, compared to $0.75 in the second quarter of 2014 and $0.94 in the first quarter of 2015. Net income was $269.2 million, compared to $181.9 million in the prior-year quarter and $230.7 million in the prior quarter. Return on average common equity was 12.8%, compared to 9.2% in the prior-year quarter and 11.3% in the prior quarter.

The current quarter includes a pre-tax gain on the sale of 1.0 million Visa Inc. Class B common shares totaling $99.9 million ($62.1 million after tax, or $0.26 per diluted common share); voluntary cash contributions to certain constant dollar net-asset-value (NAV) funds of $45.8 million ($28.6 million after tax, or $0.12 per diluted common share); and the impairment of the residual value of certain aircraft under leveraged lease agreements of $17.8 million ($11.1 million after tax, or $0.05 per diluted common share). Excluding these items, net income per diluted common share, net income, and return on average common equity were $1.01, $246.7 million and 11.8%, respectively.

The prior-year quarter included pre-tax charges of $32.8 million for severance and related costs and for the realignment of the Corporation’s real estate portfolio and $9.5 million of software write-offs. Excluding these charges and write-offs, net income per diluted common share, net income, and return on average common equity were $0.87, $209.8 million, and 10.6%, respectively.

SECOND QUARTER 2015 PERFORMANCE (continued)

“Northern Trust continues to perform well. In the second quarter, net income and earnings per share improved both year over year and sequentially. Trust, investment and other servicing fees, the largest component of our revenues, increased 7% year over year due to new business and higher equity markets, while expense growth of 5% reflected continued investments in our business as well as ongoing support of technology initiatives and regulatory requirements.

We increased our quarterly cash dividend by 9% to $0.36 per common share and returned $182.0 million to common stockholders through dividends and stock repurchases, demonstrating our commitment to returning capital to our common stockholders,” said Frederick H. Waddell, Chairman and Chief Executive Officer.

SECOND QUARTER 2015 PERFORMANCE VS. SECOND QUARTER 2014

Net income per diluted common share was $1.10 in the second quarter of 2015, up from $0.75 in the second quarter of 2014. Net income was $269.2 million, compared to $181.9 million in the prior-year quarter.

Revenue of $1.26 billion was up $174.2 million, or 16%, from $1.08 billion in the prior-year quarter, primarily reflecting higher other operating income, trust, investment and other servicing fees and foreign exchange trading income.

Trust, investment and other servicing fees were $756.8 million, up $49.9 million, or 7%, from $706.9 million in the prior-year quarter. The increase primarily reflected new business and higher equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates.

SECOND QUARTER 2015 PERFORMANCE VS. SECOND QUARTER 2014 (continued)

Assets under custody and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees. The following table presents the Corporation’s assets under custody and assets under management by reporting segment.

	June 30,	March 31,	June 30,	% Change	% Change
($ In Billions)	2015	2015	2014	Q2-15/Q1-15	Q2-15/Q2-14
Assets Under Custody
Corporate & Institutional	$5,652.6	$5,566.2	$5,488.0	2%	3%
Wealth Management	524.4	524.6	516.6	—	2

Total Assets Under Custody	$6,177.0	$6,090.8	$6,004.6	1%	3%

Assets Under Management
Corporate & Institutional	$713.6	$727.0	$701.5	(2)%	2%
Wealth Management	232.0	233.1	222.9	—	4

Total Assets Under Management	$945.6	$960.1	$924.4	(2)%	2%

Corporate & Institutional Services (C&IS) trust, investment and other servicing fees increased $36.6 million, or 9%, to $432.0 million from the prior-year quarter’s $395.4 million.

	Q2	Q2	Change Q2 2015
($ In Millions)	2015	2014	from Q2 2014
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$293.6	$261.1	$32.5	12%
Investment Management	80.6	77.7	2.9	4
Securities Lending	26.8	30.0	(3.2)	(11)
Other	31.0	26.6	4.4	17

Total	$432.0	$395.4	$36.6	9%

Custody and fund administration fees, the largest component of C&IS fees, increased 12%, driven by new business and higher equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates. Investment management fees increased 4% due to new business, lower money market mutual fund fee waivers and higher equity markets. Money market mutual fund fee waivers in C&IS totaled $13.6 million in the current quarter compared to $14.8 million in the prior-year quarter. Securities lending decreased 11% due to changes in fee arrangements.

SECOND QUARTER 2015 PERFORMANCE VS. SECOND QUARTER 2014 (continued)

Wealth Management trust, investment and other servicing fees totaled $324.8 million, increasing $13.3 million, or 4%, from $311.5 million in the prior-year quarter.

	Q2	Q2	Change Q2 2015
($ In Millions)	2015	2014	from Q2 2014
Wealth Management Trust, Investment and Other Servicing Fees
Central	$128.2	$126.2	$2.0	2%
East	85.9	83.0	2.9	3
West	68.5	65.0	3.5	5
Global Family Office	42.2	37.3	4.9	13

Total	$324.8	$311.5	$13.3	4%

The increased Wealth Management fees across regions and Global Family Office were primarily attributable to higher equity markets and new business. Money market mutual fund fee waivers in Wealth Management totaled $14.6 million in the current quarter compared to $15.9 million in the prior-year quarter.

Foreign exchange trading income totaled $74.8 million, up $21.9 million, or 41%, compared with $52.9 million in the prior-year quarter. The increase was primarily attributable to higher currency volatility and client volumes as compared to the prior-year quarter.

Security commissions and trading income totaled $20.0 million, up 12%, compared with $17.8 million in the prior-year quarter. The increase was attributable to higher referral fees and higher income from interest rate protection products sold to clients.

Other operating income totaled $137.4 million, up $96.9 million, compared to $40.5 million in the prior-year quarter. The current quarter includes a $99.9 million gain on the sale of a portion of the Visa Inc. Class B common shares issued to the Corporation in conjunction with the 2007 restructuring of Visa U.S.A. and its affiliates. Excluding the gain, other operating income totaled $37.5 million, down 7%, from the prior-year quarter, reflecting decreases in various miscellaneous income categories.

Net interest income on an FTE basis totaled $257.6 million, up 2%, compared to $253.4 million in the prior-year quarter. The increase was primarily the result of growth in earning assets, offset by a $17.8 million impairment of the residual value of certain aircraft under leveraged lease agreements and a lower net interest margin. Earning assets for the quarter averaged $103.8 billion, up $8.3 billion, or 9%, from $95.5 billion in the prior-year quarter,

SECOND QUARTER 2015 PERFORMANCE VS. SECOND QUARTER 2014 (continued)

resulting from higher levels of securities, reflecting demand deposit growth, combined with increased loan volume. The net interest margin declined to 1.00% from 1.06% in the prior-year quarter. Excluding the impairment, the net interest margin was 1.06%, unchanged from the prior-year quarter, as higher securities yields and lower cost of interest-related funds were offset by lower loan and short-term interest-bearing deposit yields.

The provision for credit losses was a credit of $10.0 million in the current quarter, reflecting improved credit quality. There was no provision for credit losses recorded in the prior-year quarter. Net charge-offs in the current quarter were $2.6 million, resulting from charge-offs of $6.1 million and recoveries of $3.5 million. The prior-year quarter included $5.9 million of net charge-offs, resulting from $7.8 million of charge-offs and $1.9 million of recoveries. Nonperforming assets decreased 10% from the prior-year quarter. Residential real estate loans and commercial real estate loans accounted for 76% and 12%, respectively, of total nonperforming loans and leases at June 30, 2015.

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

	June 30,	March 31,	June 30,
($ In Millions)	2015	2015	2014
Nonperforming Assets
Nonperforming Loans and Leases	$208.7	$219.6	$229.3
Other Real Estate Owned	10.1	8.5	12.6

Total Nonperforming Assets	218.8	228.1	241.9

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	257.3	259.0	275.2
Undrawn Loan Commitments and Standby Letters of Credit	16.9	27.7	28.3

Total Allowance for Credit Losses	$274.2	$286.7	$303.5

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.63%	0.67%	0.75%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	0.78%	0.79%	0.90%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.2x	1.2x	1.2x

SECOND QUARTER 2015 PERFORMANCE VS. SECOND QUARTER 2014 (continued)

Noninterest expense totaled $854.5 million in the current quarter, up $43.5 million, or 5%, from $811.0 million in the prior-year quarter. The current quarter includes a $45.8 million charge related to voluntary cash contributions to certain constant dollar NAV funds. The prior-year quarter included charges of $32.8 million for severance and related costs and for the realignment of the Corporation’s real estate portfolio and $9.5 million of software write-offs. Excluding the current and prior-year quarter charges and write-offs, noninterest expense increased $40.0 million, or 5%, primarily attributable to higher compensation, equipment and software, other operating and employee benefits expense.

Compensation expense, the largest component of noninterest expense, equaled $361.9 million in the current quarter, down $10.5 million, or 3%, from $372.4 million in the prior-year quarter. The prior-year quarter included severance-related charges of $25.5 million. Excluding the severance-related charges, compensation expense increased $15.0 million, or 4%, reflecting higher performance-based compensation, staff levels and base pay adjustments, partially offset by the favorable impact in foreign exchange rates. Staff on a full-time equivalent basis at June 30, 2015, totaled approximately 15,800, up 4% from a year ago.

Employee benefit expense totaled $73.2 million in the current quarter, up 7%, from $68.5 million in the prior-year quarter. The prior-year quarter included $1.9 million of severance-related charges. Excluding these charges, employee benefit expense increased $6.6 million, or 10%, attributable to higher pension and employee medical expense.

Expense associated with outside services totaled $147.2 million in the current quarter, up 2%, from $144.6 million in the prior-year quarter. The prior-year quarter included $1.1 million of severance-related charges. Excluding these charges, outside services expense increased 3%, reflecting higher technical services.

Equipment and software expense totaled $114.4 million in the current quarter, down 2%, from $116.1 million in the prior-year quarter. The prior-year quarter included $9.5 million of write-offs of replaced or eliminated software. Excluding these write-offs, equipment and software expense increased $7.8 million, or 7%, reflecting higher software amortization.

SECOND QUARTER 2015 PERFORMANCE VS. SECOND QUARTER 2014 (continued)

Occupancy expense equaled $43.0 million, down 9%, from $47.2 million in the prior-year quarter. The prior-year quarter included charges totaling $4.3 million in connection with reductions in office space. Excluding these charges, occupancy expense was relatively unchanged from the prior-year quarter.

Other operating expense totaled $114.8 million in the current quarter, up $52.6 million, or 85%, from $62.2 million in the prior-year quarter. The current quarter includes a charge related to voluntary cash contributions to certain constant dollar NAV funds totaling $45.8 million. Excluding the current-quarter charge, other operating expense increased $6.8 million, or 11%, primarily reflecting higher charitable contributions and charges associated with account servicing activities.

The provision for income taxes was $142.2 million in the current quarter, representing an effective tax rate of 34.6%. The provision for income taxes in the prior-year quarter was $88.8 million, representing an effective tax rate of 32.8%.

SECOND QUARTER 2015 PERFORMANCE VS. FIRST QUARTER 2015

Net income per diluted common share was $1.10 in the current quarter, compared to $0.94 in the first quarter of 2015. Net income totaled $269.2 million, compared to $230.7 million in the prior quarter.

Revenue was $1.26 billion in the current quarter compared to $1.13 billion in the prior quarter. The current quarter includes a $99.9 million gain on the sale of a portion of the Visa Inc. Class B common shares held by the Corporation. Noninterest income totaled $1.00 billion in the current quarter, up $130.8 million, or 15%, from $873.9 million in the prior quarter, primarily reflecting higher trust, investment and other servicing fees and other operating income. Net interest income on an FTE basis of $257.6 million was down $9.2 million, or 3%, from $266.8 million.

Trust, investment and other servicing fees totaled $756.8 million in the current quarter, up $29.3 million, or 4%, from $727.5 million in the prior quarter, primarily attributable to new business, higher securities lending fees, favorable equity markets and lower money market mutual fund fee waivers.

SECOND QUARTER 2015 PERFORMANCE VS. FIRST QUARTER 2015 (continued)

C&IS trust, investment and other servicing fees totaled $432.0 million in the current quarter, up $24.7 million, or 6%, from $407.3 million in the prior quarter.

	Q2	Q1	Change Q2 2015
($ In Millions)	2015	2015	from Q1 2015
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$293.6	$277.1	$16.5	6%
Investment Management	80.6	76.4	4.2	5
Securities Lending	26.8	21.6	5.2	24
Other	31.0	32.2	(1.2)	(4)

Total	$432.0	$407.3	$24.7	6%

C&IS custody and fund administration fees increased 6%, driven by new business, higher equity markets and higher transaction volumes. Investment management fees increased 5% in the current quarter attributable to new business and lower money market mutual fund fee waivers. Money market mutual fund fee waivers in C&IS totaled $13.6 million in the current quarter compared with $15.2 million in the prior quarter. Securities lending increased 24%, reflecting higher spreads in the current quarter.

Wealth Management trust, investment and other servicing fees were $324.8 million, up slightly from $320.2 million in the prior quarter.

	Q2	Q1	Change Q2 2015
($ In Millions)	2015	2015	from Q1 2015
Wealth Management Trust, Investment and Other Servicing Fees
Central	$128.2	$130.8	$(2.6)	(2)%
East	85.9	82.4	3.5	4
West	68.5	66.8	1.7	3
Global Family Office	42.2	40.2	2.0	5

Total	$324.8	$320.2	$4.6	1%

The slightly increased Wealth Management fees were primarily due to higher equity markets and lower waived fees in money market mutual funds. Money market mutual fund fee waivers in Wealth Management totaled $14.6 million, compared to $17.7 million in the prior quarter.

Foreign exchange trading income in the current quarter increased 5%, to $74.8 million compared to $71.6 million in the prior quarter.

SECOND QUARTER 2015 PERFORMANCE VS. FIRST QUARTER 2015 (continued)

Other operating income totaled $137.4 million, up $98.8 million from $38.6 million in the prior quarter. The current quarter includes a $99.9 million gain on the sale of a portion of the Visa Inc. Class B common shares held by the Corporation. Excluding the gain, other operating income totaled $37.5 million, down 3% from the prior quarter, reflecting decreases in various miscellaneous income categories.

Net interest income on an FTE basis totaled $257.6 million in the current quarter, down $9.2 million, or 3%, from $266.8 million in the prior quarter. The decrease was primarily driven by a $17.8 million impairment of the residual value of certain aircraft under leveraged lease agreements, offset by growth in earning assets. Earning assets averaged $103.8 billion, up $5.1 billion, or 5%, from $98.7 billion in the prior quarter. The net interest margin decreased to 1.00% from 1.10% in the prior quarter. Excluding the impairment, the net interest margin was 1.06% in the current quarter, primarily reflecting lower yields on loan portfolio, partially offset by lower cost of interest-related funds.

The provision for credit losses was a credit of $10.0 million in the current quarter, compared to a credit of $4.5 million in the prior quarter, reflecting improved credit quality. Net charge-offs in the current quarter totaled $2.6 million resulting from $6.1 million of charge-offs and $3.5 million of recoveries, compared to $4.6 million of net charge-offs in the prior quarter resulting from $7.5 million of charge-offs and $2.9 million of recoveries. Nonperforming assets decreased 4% as compared to the prior quarter.

Noninterest expense totaled $854.5 million in the current quarter, up $65.5 million, or 8%, from $789.0 million in the prior quarter. The current quarter includes a $45.8 million charge related to voluntary cash contributions to certain constant dollar NAV funds. Excluding this charge, noninterest expense increased $19.7 million, or 2%, primarily attributable to higher outside services, compensation and equipment and software expense, partially offset by lower other operating expense.

Compensation expense in the current quarter totaled $361.9 million, up $7.6 million, or 2%, from $354.3 million in the prior quarter, due to base pay adjustments and higher performance-based compensation.

SECOND QUARTER 2015 PERFORMANCE VS. FIRST QUARTER 2015 (continued)

Expense for outside services totaled $147.2 million in the current quarter, an increase of $12.1 million, or 9%, from $135.1 million in the prior quarter, primarily reflecting higher consulting, sub-custodian and legal expenses.

Equipment and software expense in the current quarter was $114.4 million, up 4%, from $110.3 million in the prior quarter, due to higher software amortization and related software support costs.

Other operating expense totaled $114.8 million for the current quarter, up $41.4 million or 57%, from $73.4 million in the prior quarter. The current quarter includes a charge of $45.8 million related to voluntary cash contributions to certain constant dollar NAV funds. Excluding this charge, other operating expense decreased $4.4 million, or 6%, due to the timing of Northern Trust Open related expenses, partially offset by higher charitable contributions and charges associated with account servicing activities.

The provision for income taxes in the current quarter totaled $142.2 million, representing an effective tax rate of 34.6%. The provision for income taxes in the prior quarter totaled $119.3 million, representing an effective tax rate of 34.1%.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $8.6 billion, up $660.7 million, or 8% from the prior-year quarter’s average of $7.9 billion. The increase was primarily attributable to earnings and the issuance of preferred stock in August 2014, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share repurchase program. During the current quarter, the Corporation declared cash dividends totaling $5.8 million to preferred stockholders, and cash dividends totaling $85.3 million to common stockholders. During the three and six months ended June 30, 2015, the Corporation repurchased 1,295,263 shares of common stock at a cost of $96.7 million ($74.64 average price per share) and 2,851,133 shares of common stock at a cost of $203.9 million ($71.52 average price per share), respectively.

CAPITAL RATIOS

The capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at June 30, 2015, with all ratios applicable to classification as “well capitalized” under U.S. regulatory requirements having been exceeded.

The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

Capital Ratios - Northern Trust Corporation	June 30, 2015		March 31, 2015		June 30, 2014
	Advanced Approach	Standardized Approach (a)	Advanced Approach	Standardized Approach (a)	Advanced Approach	Standardized Approach (a)
Common Equity Tier 1	12.0%	10.7%	11.8%	10.5%	12.7%	12.7%
Tier 1	12.6%	11.2%	12.4%	11.1%	12.9%	12.9%
Total	14.4%	13.2%	14.2%	13.1%	14.9%	15.4%
Tier 1 Leverage	7.6%	7.6%	7.8%	7.8%	n/a	7.6%
Supplementary Leverage (b)	6.3%	n/a	6.4%	n/a	n/a	n/a

Capital Ratios - The Northern Trust Company	June 30, 2015		March 31, 2015		June 30, 2014
	Advanced Approach	Standardized Approach (a)	Advanced Approach	Standardized Approach (a)	Advanced Approach	Standardized Approach (a)
Common Equity Tier 1	11.6%	10.1%	11.3%	10.0%	11.7%	11.4%
Tier 1	11.6%	10.1%	11.3%	10.0%	11.6%	11.4%
Total	13.2%	11.9%	13.0%	11.8%	13.7%	14.0%
Tier 1 Leverage	6.8%	6.8%	6.9%	6.9%	n/a	6.7%
Supplementary Leverage (b)	5.6%	n/a	5.7%	n/a	n/a	n/a

(a)	In 2014, Standardized Approach risk-weighted assets were determined by Basel I requirements. Effective with the first quarter of 2015, risk-weighted assets are calculated in accordance with the Basel III Standardized Approach final rules.
(b)	Effective January 1, 2018, advanced approaches institutions, such as the Corporation, will be subject to a minimum supplementary leverage ratio of 3 percent.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The table below presents a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$288.8	$6.4	$295.2	$298.8	$6.2	$305.0	$293.8	$6.8	$300.6
Interest Expense	37.6	—	37.6	38.2	—	38.2	47.2	—	47.2

Net Interest Income	$251.2	$6.4	$257.6	$260.6	$6.2	$266.8	$246.6	$6.8	$253.4

Net Interest Margin	0.97%		1.00%	1.07%		1.10%	1.04%		1.06%

FORWARD-LOOKING STATEMENTS

This release may include forward-looking statements concerning Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels and technology spending, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results, and involve risks and uncertainties that are difficult to predict. These statements are based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast on July 22, 2015. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s website at:

https://www.northerntrust.com/financialreleases

The rebroadcast of the live call will be available on Northern Trust’s website from 2:00 p.m. CT on July 22, 2015, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.

To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes, and upcoming events, please visit Apple’s iTunes App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SECOND QUARTER
	2015	2014	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$756.8	$706.9	7%
Foreign Exchange Trading Income	74.8	52.9	41
Treasury Management Fees	16.1	16.6	(3)
Security Commissions and Trading Income	20.0	17.8	12
Other Operating Income	137.4	40.5	N/M
Investment Security Gains (Losses), net	(0.4)	0.4	N/M

Total Noninterest Income	1,004.7	835.1	20

Net Interest Income
Interest Income	288.8	293.8	(2)
Interest Expense	37.6	47.2	(20)

Net Interest Income	251.2	246.6	2

Total Revenue	1,255.9	1,081.7	16

Provision for Credit Losses	(10.0)	—	N/M

Noninterest Expense
Compensation	361.9	372.4	(3)
Employee Benefits	73.2	68.5	7
Outside Services	147.2	144.6	2
Equipment and Software	114.4	116.1	(2)
Occupancy	43.0	47.2	(9)
Other Operating Expense	114.8	62.2	85

Total Noninterest Expense	854.5	811.0	5

Income before Income Taxes	411.4	270.7	52
Provision for Income Taxes	142.2	88.8	60

NET INCOME	$269.2	$181.9	48%

Dividends on Preferred Stock	$5.8	$—	N/M %
Earnings Allocated to Participating Securities	4.1	3.1	32
Earnings Allocated to Common and Potential Common Shares	259.3	178.8	45

Per Common Share
Net Income
Basic	$1.11	$0.76	46%
Diluted	1.10	0.75	47

Average Common Equity	$8,219.4	$7,947.2	3%
Return on Average Common Equity	12.85%	9.18%	40
Return on Average Assets	0.97%	0.71%	36

Cash Dividends Declared per Common Share	$0.36	$0.33	9%

Average Common Shares Outstanding (000s)
Basic	233,149	236,013
Diluted	235,233	237,754
Common Shares Outstanding (EOP) (000s)	232,853	235,585

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	SECOND	FIRST
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2015	2015	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$756.8	$727.5	4%
Foreign Exchange Trading Income	74.8	71.6	5
Treasury Management Fees	16.1	16.3	(2)
Security Commissions and Trading Income	20.0	19.8	2
Other Operating Income	137.4	38.6	N/M
Investment Security Gains (Losses), net	(0.4)	0.1	N/M

Total Noninterest Income	1,004.7	873.9	15

Net Interest Income
Interest Income	288.8	298.8	(3)
Interest Expense	37.6	38.2	(2)

Net Interest Income	251.2	260.6	(4)

Total Revenue	1,255.9	1,134.5	11

Provision for Credit Losses	(10.0)	(4.5)	122

Noninterest Expense
Compensation	361.9	354.3	2
Employee Benefits	73.2	72.9	—
Outside Services	147.2	135.1	9
Equipment and Software	114.4	110.3	4
Occupancy	43.0	43.0	—
Other Operating Expense	114.8	73.4	57

Total Noninterest Expense	854.5	789.0	8

Income before Income Taxes	411.4	350.0	18
Provision for Income Taxes	142.2	119.3	19

NET INCOME	$269.2	$230.7	17%

Dividends on Preferred Stock	$5.8	$5.9	(2)%
Earnings Allocated to Participating Securities	4.1	3.7	11
Earnings Allocated to Common and Potential Common Shares	259.3	221.1	17

Per Common Share
Net Income
Basic	$1.11	$0.95	17%
Diluted	1.10	0.94	17

Average Common Equity	$8,219.4	$8,084.2	2%
Return on Average Common Equity	12.85%	11.28%	14
Return on Average Assets	0.97%	0.87%	11

Cash Dividends Declared per Common Share	$0.36	$0.33	9%

Average Common Shares Outstanding (000s)
Basic	233,149	233,381
Diluted	235,233	235,289
Common Shares Outstanding (EOP) (000s)	232,853	233,369

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SIX MONTHS
	2015	2014	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,484.3	$1,386.4	7%
Foreign Exchange Trading Income	146.4	103.0	42
Treasury Management Fees	32.4	33.4	(3)
Security Commissions and Trading Income	39.8	32.5	22
Other Operating Income	176.0	78.2	125
Investment Security Losses, net	(0.3)	(3.6)	(92)

Total Noninterest Income	1,878.6	1,629.9	15

Net Interest Income
Interest Income	587.6	589.2	—
Interest Expense	75.8	96.9	(22)

Net Interest Income	511.8	492.3	4

Total Revenue	2,390.4	2,122.2	13

Provision for Credit Losses	(14.5)	3.0	N/M

Noninterest Expense
Compensation	716.2	714.2	—
Employee Benefits	146.1	135.4	8
Outside Services	282.3	289.0	(2)
Equipment and Software	224.7	217.4	3
Occupancy	86.0	91.4	(6)
Other Operating Expense	188.2	131.6	43

Total Noninterest Expense	1,643.5	1,579.0	4

Income before Income Taxes	761.4	540.2	41
Provision for Income Taxes	261.5	176.9	48

NET INCOME	$499.9	$363.3	38%

Dividends on Preferred Stock	$11.7	$—	N/M %
Earnings Allocated to Participating Securities	7.8	6.0	30
Earnings Allocated to Common and Potential Common Shares	480.4	357.3	34

Per Common Share
Net Income
Basic	$2.06	$1.51	36%
Diluted	2.04	1.50	36

Average Common Equity	$8,152.2	$7,936.8	3%
Return on Average Common Equity	12.08%	9.23%	31
Return on Average Assets	0.92%	0.72%	28

Cash Dividends Declared per Common Share	$0.69	$0.64	8%

Average Common Shares Outstanding (000s)
Basic	233,264	236,607
Diluted	235,260	238,399
Common Shares Outstanding (EOP) (000s)	232,853	235,585

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	JUNE 30
	2015	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,020.0	$579.5	76%
Interest-Bearing Due from and Deposits with Banks (**)	18,909.6	17,059.8	11
Federal Reserve Deposits	17,488.7	13,338.5	31
Securities
U.S. Government	5,018.8	2,417.7	108
Obligations of States and Political Subdivisions	107.9	161.6	(33)
Government Sponsored Agency	16,776.9	18,196.6	(8)
Other (***)	17,289.6	13,599.6	27

Total Securities	39,193.2	34,375.5	14
Loans and Leases	32,953.8	30,697.6	7

Total Earning Assets	109,565.3	96,050.9	14
Allowance for Credit Losses Assigned to Loans and Leases	(257.3)	(275.2)	(7)
Cash and Due from Banks	3,893.6	3,945.2	(1)
Buildings and Equipment	436.5	441.9	(1)
Client Security Settlement Receivables	2,034.2	1,596.4	27
Goodwill	534.3	544.6	(2)
Other Assets	3,736.3	3,457.4	8

Total Assets	$119,942.9	$105,761.2	13%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,782.4	$14,394.6	10%
Savings Certificates and Other Time	1,540.5	1,967.4	(22)
Non-U.S. Offices - Interest-Bearing	52,909.9	49,457.7	7

Total Interest-Bearing Deposits	70,232.8	65,819.7	7
Short-Term Borrowings	3,704.0	2,039.8	82
Senior Notes	1,497.2	1,496.8	—
Long-Term Debt	1,362.3	1,653.4	(18)
Floating Rate Capital Debt	277.3	277.2	—

Total Interest-Related Funds	77,073.6	71,286.9	8
Demand and Other Noninterest-Bearing Deposits	30,455.1	23,042.8	32
Other Liabilities	3,664.9	3,388.9	8

Total Liabilities	111,193.6	97,718.6	14
Common Equity	8,360.8	8,042.6	4
Preferred Equity	388.5	—	N/M

Total Equity	8,749.3	8,042.6	9

Total Liabilities and Stockholders’ Equity	$119,942.9	$105,761.2	13%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	JUNE 30	MARCH 31
	2015	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,020.0	$1,113.9	(8)%
Interest-Bearing Due from and Deposits with Banks (**)	18,909.6	17,646.9	7
Federal Reserve Deposits	17,488.7	8,804.2	99
Securities
U.S. Government	5,018.8	4,627.4	8
Obligations of States and Political Subdivisions	107.9	117.1	(8)
Government Sponsored Agency	16,776.9	16,649.7	1
Other (***)	17,289.6	15,614.5	11

Total Securities	39,193.2	37,008.7	6
Loans and Leases	32,953.8	32,630.2	1

Total Earning Assets	109,565.3	97,203.9	13
Allowance for Credit Losses Assigned to Loans and Leases	(257.3)	(259.0)	(1)
Cash and Due from Banks	3,893.6	1,860.2	109
Buildings and Equipment	436.5	442.4	(1)
Client Security Settlement Receivables	2,034.2	2,219.3	(8)
Goodwill	534.3	527.3	1
Other Assets	3,736.3	4,957.9	(25)

Total Assets	$119,942.9	$106,952.0	12%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,782.4	$15,892.2	(1)%
Savings Certificates and Other Time	1,540.5	1,777.9	(13)
Non-U.S. Offices - Interest-Bearing	52,909.9	45,942.2	15

Total Interest-Bearing Deposits	70,232.8	63,612.3	10
Short-Term Borrowings	3,704.0	3,898.0	(5)
Senior Notes	1,497.2	1,497.1	—
Long-Term Debt	1,362.3	1,399.1	(3)
Floating Rate Capital Debt	277.3	277.2	—

Total Interest-Related Funds	77,073.6	70,683.7	9
Demand and Other Noninterest-Bearing Deposits	30,455.1	23,124.2	32
Other Liabilities	3,664.9	4,536.5	(19)

Total Liabilities	111,193.6	98,344.4	13
Common Equity	8,360.8	8,219.1	2
Preferred Equity	388.5	388.5	—

Total Equity	8,749.3	8,607.6	2

Total Liabilities and Stockholders’ Equity	$119,942.9	$106,952.0	12%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	SECOND QUARTER
	2015	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,041.9	$554.1	88%
Interest-Bearing Due from and Deposits with Banks (**)	16,920.6	17,294.6	(2)
Federal Reserve Deposits	14,992.1	13,266.4	13
Securities
U.S. Government	4,789.1	2,368.7	102
Obligations of States and Political Subdivisions	112.2	168.4	(33)
Government Sponsored Agency	16,821.7	18,359.8	(8)
Other (***)	16,207.0	13,407.8	21

Total Securities	37,930.0	34,304.7	11
Loans and Leases	32,921.4	30,052.9	10

Total Earning Assets	103,806.0	95,472.7	9
Allowance for Credit Losses Assigned to Loans and Leases	(260.0)	(276.8)	(6)
Cash and Due from Banks	2,142.9	2,838.4	(25)
Buildings and Equipment	446.5	450.7	(1)
Client Security Settlement Receivables	945.0	781.0	21
Goodwill	531.1	543.0	(2)
Other Assets	4,079.6	3,515.1	16

Total Assets	$111,691.1	$103,324.1	8%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,705.4	$14,828.6	6%
Savings Certificates and Other Time	1,779.5	1,996.2	(11)
Non-U.S. Offices - Interest-Bearing	49,291.8	48,988.1	1

Total Interest-Bearing Deposits	66,776.7	65,812.9	1
Short-Term Borrowings	4,404.8	4,217.8	4
Senior Notes	1,497.1	1,661.6	(10)
Long-Term Debt	1,380.2	1,642.4	(16)
Floating Rate Capital Debt	277.3	277.2	—

Total Interest-Related Funds	74,336.1	73,611.9	1
Demand and Other Noninterest-Bearing Deposits	25,558.4	18,832.3	36
Other Liabilities	3,188.7	2,932.7	9

Total Liabilities	103,083.2	95,376.9	8
Common Equity	8,219.4	7,947.2	3
Preferred Equity	388.5	—	N/M

Total Equity	8,607.9	7,947.2	8

Total Liabilities and Stockholders’ Equity	$111,691.1	$103,324.1	8%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ In Millions)	SECOND QUARTER	FIRST QUARTER
	2015	2015	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,041.9	$1,033.7	1%
Interest-Bearing Due from and Deposits with Banks (**)	16,920.6	15,263.1	11
Federal Reserve Deposits	14,992.1	14,504.0	3
Securities
U.S. Government	4,789.1	4,580.0	5
Obligations of States and Political Subdivisions	112.2	121.6	(8)
Government Sponsored Agency	16,821.7	16,511.9	2
Other (***)	16,207.0	14,579.0	11

Total Securities	37,930.0	35,792.5	6
Loans and Leases	32,921.4	32,099.8	3

Total Earning Assets	103,806.0	98,693.1	5
Allowance for Credit Losses Assigned to Loans and Leases	(260.0)	(265.9)	(2)
Cash and Due from Banks	2,142.9	1,573.4	36
Buildings and Equipment	446.5	446.9	—
Client Security Settlement Receivables	945.0	959.7	(2)
Goodwill	531.1	529.7	—
Other Assets	4,079.6	5,576.3	(27)

Total Assets	$111,691.1	$107,513.2	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,705.4	$15,361.0	2%
Savings Certificates and Other Time	1,779.5	1,741.7	2
Non-U.S. Offices - Interest-Bearing	49,291.8	47,399.8	4

Total Interest-Bearing Deposits	66,776.7	64,502.5	4
Short-Term Borrowings	4,404.8	5,187.4	(15)
Senior Notes	1,497.1	1,497.0	—
Long-Term Debt	1,380.2	1,571.9	(12)
Floating Rate Capital Debt	277.3	277.2	—

Total Interest-Related Funds	74,336.1	73,036.0	2
Demand and Other Noninterest-Bearing Deposits	25,558.4	22,023.6	16
Other Liabilities	3,188.7	3,980.9	(20)

Total Liabilities	103,083.2	99,040.5	4
Common Equity	8,219.4	8,084.2	2
Preferred Equity	388.5	388.5	—

Total Equity	8,607.9	8,472.7	2

Total Liabilities and Stockholders’ Equity	$111,691.1	$107,513.2	4%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2015		2014
($ In Millions Except Per Share Data)	QUARTERS		QUARTERS
	SECOND	FIRST	FOURTH	THIRD	SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$756.8	$727.5	$728.2	$718.2	$706.9
Other Noninterest Income	247.9	146.4	138.0	111.4	128.2
Net Interest Income	251.2	260.6	263.9	249.3	246.6

Total Revenue	1,255.9	1,134.5	1,130.1	1,078.9	1,081.7
Provision for Credit Losses	(10.0)	(4.5)	3.0	—	—
Noninterest Expense	854.5	789.0	781.3	774.7	811.0

Income before Income Taxes	411.4	350.0	345.8	304.2	270.7
Provision for Income Taxes	142.2	119.3	101.8	99.7	88.8

Net Income	$269.2	$230.7	$244.0	$204.5	$181.9

Per Common Share
Net Income - Basic	$1.11	$0.95	$0.98	$0.85	$0.76
- Diluted	1.10	0.94	0.98	0.84	0.75
Cash Dividends Declared per Common Share	0.36	0.33	0.33	0.33	0.33
Book Value (EOP)	35.91	35.22	34.54	34.62	34.14
Market Value (EOP)	76.46	69.65	67.40	68.03	64.21

Financial Ratios
Return on Average Common Equity	12.85%	11.28%	11.47%	10.09%	9.18%
Return on Average Assets	0.97	0.87	0.90	0.77	0.71
Net Interest Margin (GAAP)	0.97	1.07	1.05	1.02	1.04
Net Interest Margin (FTE)	1.00	1.10	1.08	1.05	1.06

Capital Ratios
Standardized Approach
Common Equity Tier 1	10.7%	10.5%	12.5%	12.8%	12.7%
Tier 1	11.2	11.1	13.3	13.6	12.9
Total	13.2	13.1	15.5	16.0	15.4
Tier 1 Leverage	7.6	7.8	7.8	7.9	7.6

Advanced Approach
Common Equity Tier 1	12.0%	11.8%	12.4%	12.7%	12.7
Tier 1	12.6	12.4	13.2	13.4	12.9
Total	14.4	14.2	15.0	15.3	14.9
Tier 1 Leverage	7.6	7.8	n/a	n/a	n/a
Supplementary Leverage	6.3	6.4	n/a	n/a	n/a

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$5,652.6	$5,566.2	$5,453.1	$5,403.1	$5,488.0
Wealth Management	524.4	524.6	515.7	507.2	516.6

Total Assets Under Custody	$6,177.0	$6,090.8	$5,968.8	$5,910.3	$6,004.6

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$713.6	$727.0	$709.6	$702.9	$701.5
Wealth Management	232.0	233.1	224.5	220.4	222.9

Total Assets Under Management	$945.6	$960.1	$934.1	$923.3	$924.4

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$208.7	$219.6	$215.7	$220.5	$229.3
Other Real Estate Owned (OREO)	10.1	8.5	16.6	10.7	12.6

Total Nonperforming Assets	$218.8	$228.1	$232.3	$231.2	$241.9

Nonperforming Assets / Loans and Leases and OREO	0.66%	0.70%	0.73%	0.75%	0.79%

Gross Charge-offs	$6.1	$7.5	$8.2	$8.6	$7.8
Less: Gross Recoveries	3.5	2.9	2.8	3.4	1.9

Net Charge-offs	$2.6	$4.6	$5.4	$5.2	$5.9

Net Charge-offs (Annualized) to Average Loans and Leases	0.03%	0.06%	0.07%	0.07%	0.08%
Allowance for Credit Losses Assigned to Loans and Leases	$257.3	$259.0	$267.0	$269.4	$275.2
Allowance to Nonperforming Loans and Leases	1.2x	1.2x	1.2x	1.2x	1.2x
Allowance for Other Credit-Related Exposures	$16.9	$27.7	$28.9	$28.9	$28.3